Exhibit 99.5

Unaudited Pro Forma Condensed Combined Financial Statements

of Harbinger Group Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in millions, except per share amounts)

The following unaudited pro forma condensed combined condensed financial statements for the year ended September 30, 2012, the date of our latest publicly available financial information, gives effect to (i) the HHI Acquisition and related financing, (ii) the joint venture with EXCO Resources, Inc. (“EXCO”), and (iii) the refinancing of the existing $500 of Senior Secured Notes with $650 of new Senior Secured Notes. Unless as indicated otherwise, words defined in this section shall have the meanings ascribed to them solely for purposes of this section.

The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the HHI acquisition by Spectrum Brands will be accounted for as a business combination using the acquisition method of accounting. Accordingly, the consideration transferred and the assets acquired and liabilities assumed, will be measured at their respective fair values with any excess of the consideration transferred over the fair value of the net asset acquired reflected as goodwill. The unaudited pro forma condensed combined financial statements presented assume that the HHI Business will become a wholly-owned subsidiary of Spectrum Brands. In addition, the joint venture with EXCO (“the Joint Venture”) will be accounted for using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the joint venture. Accordingly HGI will reflect 74.5% of the Joint Venture’s assets, liabilities, revenues and expenses in its financial statements, which is equal to its economic interest in the Joint Venture.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented on a basis to reflect (i) the HHI Acquisition and related financing (ii) 74.5% of the Joint Venture, and (iii) the refinancing of the existing $500 of Senior Secured Notes with $650 of new Senior Secured Notes as if each had occurred as of such date. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 is presented on a basis to reflect (i) the full-period effect of the HHI Acquisition, (ii) 74.5% of the full-period effect of the Joint Venture and (iii) the refinancing of the existing $500 of Senior Secured Notes with $650 of new Senior Secured Notes, as if each had occurred on October 1, 2011. Because of different fiscal year-ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2012 combines the historical consolidated statement of operations of HGI for the year then ended with the historical results of operations of HHI for the twelve-month period ended July 1, 2012 and 74.5% of the historical statement of revenues and direct operating expenses of the Joint Venture for the twelve months ended September 30, 2012. See Note 1, Conforming Interim Periods, to the unaudited pro forma condensed combined financial statements for additional information. Pro forma adjustments are made in order to reflect the potential effect of the transactions indicated above on the unaudited pro forma condensed combined balance sheet and statements of operations.

The unaudited pro forma condensed combined financial statements and the notes thereto were based on, and should be read in conjunction with:

•	HGI’s historical audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2012;

•	HHI’s historical audited combined financial statements and notes thereto for the fiscal year ended December 31, 2011;

•	HHI’s unaudited combined financial statements and notes thereto for the six months ended June 30, 2012 and July 2, 2011;

•

The audited statements of revenues and direct operating expenses and related notes thereto, for EXCO Resources, Inc. Certain Conventional Oil and Natural Gas Properties for the fiscal year ended December 31, 2011; and

•	The unaudited statements of revenues and direct operating expenses for EXCO Resources, Inc. Certain Conventional Oil and Natural Gas Properties for the nine months ended September 30, 2012 and 2011.

The process of valuing HHI’s and the Joint Venture’s tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price adjustments included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. For purposes of the unaudited pro forma condensed combined financial statements, HGI has made preliminary adjustments, where sufficient information is available to make a fair value estimate, to those tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair value as of September 30, 2012 and excess purchase price is reflected as goodwill. For those assets and liabilities where insufficient information is available to make a reasonable estimate of fair value, the unaudited pro forma condensed combined financial statements reflect the carrying value of those assets and liabilities at September 30, 2012. A final determination of these fair values, which cannot be made prior to the completion of the acquisitions, will include management’s consideration of a final valuation. HGI currently expects that the process of determining fair value of the tangible and intangible assets will be completed within one year of closing the transactions. Material revisions to HGI’s preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The actual amounts recorded following the completion of the transactions may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including:

•	timing of closing the transactions;

•	changes in the net assets of HHI and the Joint Venture;

•	changes in the market conditions and financial results which may impact cash flow projections in the valuation; and

•	other changes in market conditions which may impact the fair value of HHI’s and the Joint Venture’s net assets.

HGI’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the HHI Acquisition, the Joint Venture, and the refinancing of the existing $500 of Senior Secured Notes with $650 of new Senior Secured Notes, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on HGI’s results.

The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the transactions.

The pro forma adjustments are based upon available information and assumptions that the management believes reasonably reflect the HHI Acquisition, the Joint Venture and the refinancing of the existing $500 of Senior Secured Notes with $650 of new Senior Secured Notes. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or our consolidated financial position would have been had the HHI Acquisition, the Joint Venture and other identified events occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

Harbinger Group Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

(Amounts in millions, except per share amounts)

	Historical		Pro Forma Adjustments							Pro Forma Combined
	Harbinger Group Inc.	HHI June 30, 2012	HHI Historical 7(a)	HHI Pro Forma	Notes	Joint Venture	Notes	Senior Secured Notes	Notes
			(In millions)
ASSETS
Consumer Products and Other:
Cash and cash equivalents	$408.9	$48.5	$—	$152.5	7(b)	(372.5)	9(a)	$55.9	11(a)	293.3
Short-term investments	181.8	—	—	—		—		—		181.8
Receivables, net	414.4	121.4	—	—		—		—		535.8
Inventories, net	452.6	168.8	—	41.6	7(c)	—		—		663.0
Prepaid expenses and other current assets	86.3	33.9	—	—		—		—		120.2

Total current assets	1,544.0	372.6	—	194.1		(372.5)		55.9		1,794.1
Properties, net	214.3	102.9	(4.0)	(2.5)	7(d)	—		—		310.7
Goodwill	694.2	572.6	—	75.8	7(e)	—		—		1,342.6
Intangibles, net	1,714.9	161.8	—	304.0	7(f)	—		—		2,180.7
Deferred charges and other assets	82.1	40.8	(33.3)	57.9	7(g)	—		5.4	11(b)	152.9

	4,249.5	1,250.7	(37.3)	629.3		(372.5)		61.3		5,781.0

Insurance and Financial Services:
Investments:
Fixed maturities, available-for-sale, at fair value	16,088.9	—	—	—		—		—		16,088.9
Equity securities, available-for-sale, at fair value	248.1	—	—	—		—		—		248.1
Derivative investments	200.7	—	—	—		—		—		200.7
Asset-backed loans and other invested assets	198.9	—	—	—		—		—		198.9

Total investments	16,736.6	—	—	—		—		—		16,736.6
Cash and cash equivalents	1,061.8	—	—	—		—		—		1,061.8
Accrued investment income	191.6	—	—	—		—		—		191.6
Reinsurance recoverable	2,363.1	—	—	—		—		—		2,363.1
Intangibles, net	273.5	—	—	—		—		—		273.5
Deferred tax assets	279.6	—	—	—		—		—		279.6
Other assets	44.8	—	—	—		—		—		44.8

	20,951.0	—	—	—		—		—		20,951.0

Oil and Gas:
Cash and cash equivalents	—	—	—	—		277.5	9(a)	—		277.5
	—	—	—	—		167.6	9(b)	—		167.6
	—	—	—	—		(445.1)	9(c)	—		(445.1)

Total current assets	—	—	—	—		—		—		—
Oil and natural gas properties (full cost accounting method)
Unproved oil and natural gas properties	—	—	—	—		33.4	9(c)	—		33.4
Proved developed and undeveloped oil and natural gas properties	—	—	—	—		510.5	9(c)	—		510.5

Total—Oil and natural gas properties	—	—	—	—		543.9		—		543.9
Gas gathering and other oil and natural gas assets	—	—	—	—		22.3	9(c)	—		22.3
Deferred financing costs	—	—	—	—		3.3	9(b)	—		3.3

	—	—	—	—		569.5		—		569.5

Total assets	$25,200.5	1,250.7	(37.3)	$629.3		$197.0		$61.3		$27,301.5

	Historical		Pro Forma Adjustments							Pro Forma Combined
	Harbinger Group Inc.	HHI June 30, 2012	HHI Historical 7(a)	HHI Pro Forma	Notes	Joint Venture	Notes	Senior Secured Notes	Notes
			(In millions)
LIABILITIES AND EQUITY
Consumer Products and Other:
Current portion of long-term debt	$16.4	132.5	(132.5)	(3.9)	7(h)(i)	—		$—		12.5
Accounts payable	325.9	122.1	—	—		—		—		448.0
Accrued and other current liabilities	336.9	49.8	(4.2)	(2.7)	7(j)	—		(19.9)	11(c)	359.9

Total current liabilities	679.2	304.4	(136.7)	(6.6)		—		(19.9)		820.4
Long-term debt	2,150.6	227.9	(227.9)	1,523.7	7(h)(i)	—		152.3	11(d)	3,826.6
Equity conversion option of preferred stock	232.0	—	—	—		—		—		232.0
Employee benefit obligations	95.1	27.1	(21.5)	—		—		—		100.7
Deferred tax liabilities	382.4	46.9	—	105.5	7(k)	—		—		534.8
Other liabilities	31.9	34.3	(27.7)	—		—		—		38.5

	3,571.2	640.6	(413.8)	1,622.6		—		132.4		5,553.0

Insurance and Financial Services:
Contractholder funds	15,290.5	—	—	—		—		—		15,290.5
Future policy benefits	3,614.8	—	—	—		—		—		3,614.8
Liability for policy and contract claims	91.1	—	—	—		—		—		91.1
Other liabilities	714.7	—	—	—		—		—		714.7

	19,711.1	—	—	—		—		—		19,711.1

Oil and Gas:
Current portion of asset retirement obligations	—	—	—	—		0.1	9(c)	—		0.1
Revenue suspense	—	—	—	—		12.4	9(c)	—		12.4
Other current liabilities	—	—	—	—		—	9(c)	—		—

Total current liabilities	—	—	—	—		12.5				12.5
Long-term debt	—	—	—	—		171.0	9(b)	—		171.0
Asset retirement obligations—non-current portion	—	—	—	—		13.5	9(c)	—		13.5

						197.0		—		197.0

Total liabilities	23,282.3	640.6	(413.8)	1,622.6		197.0		132.4		25,461.1

Commitments and contingencies
Temporary equity:
Redeemable preferred stock	319.2	—	—	—		—		—		319.2

Stockholders’ equity:
Common stock	1.4	—	—	—		—		—		1.4
Additional paid-in capital	861.2	—	—	—		—		—		861.2
Accumulated deficit	(98.2)	585.3	376.5	(965.6)	7(l)	—		(71.1)	11(a)(b)(d)	(173.1)
Accumulated other comprehensive income (loss)	413.2	22.0	—	(22.0)	7(l)	—		—		413.2

Total stockholders’ equity	1,177.6	607.3	376.5	(987.6)		—		(71.1)		1,102.7
Noncontrolling interest	421.4	2.8	—	(5.7)	7(m)	—		—		418.5

Total permanent equity	1,599.0	610.1	376.5	(993.3)		—		(71.1)		1,521.2

Total liabilities and equity	$25,200.5	$1,250.7	$(37.3)	$629.3		$197.0		$61.3		$27,301.5

See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Year Ended September 30, 2012

(Amounts in millions, except per share amounts)

	Historical			Pro Forma Adjustments
	Harbinger Group Inc. Year Ended September 30, 2012	HHI Twelve Months Ended June 30, 2012	HGI’s 74.5% Equity Interest in Joint Venture Twelve Months Ended September 30, 2012	HHI Historical 7(a)	HHI Pro Forma	Notes	Joint Venture	Notes	Senior Secured Notes	Notes	Pro Forma Combined
	(Amounts in millions, except per share amounts)
Revenues:
Consumer Products and Other:
Net sales	$3,252.4	$977.4	$—	$24.1	$—		—		—		4,253.9

Insurance and Financial Services:							—
Premiums	55.3	—	—	—	—		—				55.3
Net investment income	722.7	—	—	—	—		—				722.7
Net investment gains	410.0	—	—	—	—		—				410.0
Insurance and investment product fees and other	40.3	—	—	—	—		—		—		40.3

	1,228.3	—	—	—	—		—		—		1,228.3

Oil and Gas:
Oil and natural gas revenues	—	—	125.9	—	—		—		—		125.9

Total revenues	4,480.7	977.4	125.9	24.1	—		—		—		5,608.1

Operating costs and expenses:
Consumer Products and Other:
Cost of goods sold	2,136.8	678.2	—	(0.2)	—	7(n)	—				2,814.8
Selling, general and administrative expenses	870.8	207.8	—	1.7	8.6	7(o)(p)(s)	(0.8)	9(d)	—		1,088.1

	3,007.6	886.0	—	1.5	8.6		(0.8)		—		3,902.9

Insurance and Financial Services: Benefits and other changes in policy reserves	777.4	—	—	—	—		—				777.4
Acquisition and operating expenses, net of deferrals	125.7	—	—	—	—		—				125.7
Amortization of intangibles	160.7	—	—	—	—		—		—		160.7

	1,063.8	—	—	—	—		—		—		1,063.8

Oil and Gas: Oil and natural gas operating costs	—	—	36.7	—	—		—		—		36.7
Production and ad valorem taxes	—	—	13.3	—	—		—		—		13.3
Gathering and transportation	—	—	9.5	—	—		—		—		9.5
Depreciation, depletion and amortization	—	—	—	—	—		50.2	9(e)	—		50.2
Accretion of discount on asset retirement obligations	—	—	—	—	—		1.2	9(f)	—		1.2
General and administrative expenses	—	—	—	—	—		6.6	9(g)	—		6.6

Total operating expenses	—	—	59.5	—	—		58.0		—		117.5

	Historical			Pro Forma Adjustments
	Harbinger Group Inc. Year Ended September 30, 2012	HHI Twelve Months Ended June 30, 2012	HGI’s 74.5% Equity Interest in Joint Venture Twelve Months Ended September 30, 2012	HHI Historical 7(a)	HHI Pro Forma	Notes		Joint Venture	Notes	Senior Secured Notes	Notes		Pro Forma Combined
	(Amounts in millions, except per share amounts)
Total operating costs and expenses	4,071.4	886.0	59.5	1.5	8.6			57.2		—			5,084.2

Operating income (loss)	409.3	91.4	66.4	22.6	(8.6)			(57.2)		—			523.9

Interest expense	(251.0)	(37.7)	—	37.7	(87.0)	7	(q)	(4.9)	9(h)	1.8	11	(e)	(341.1)
Increase in fair value of equity conversion feature of preferred stock	(156.6)	—	—	—	—			—		—			(156.6)
Gain on contingent purchase price reduction	41.0	—	—	—	—			—		—			41.0
Other (expense) income, net	(17.5)	1.5	—	—	—			—		—			(16.0)

Income (loss) from continuing operations before income taxes	25.2	55.2	66.4	60.3	(95.6)			(62.1)		1.8			51.2
Income tax (benefit) expense	(85.3)	14.3	—	22.3	—	7	(r)	—	9(i)	—	11	(f)	(48.7)

Income (loss) from continuing operations	110.5	40.9	66.4	38.0	(95.6)			(62.1)		1.8			99.9
Less: Income (loss) from continuing operations attributable to Noncontrolling interest	21.1	0.8	—	—	(7.9)	7	(t)	—		—			14.0

Income (loss) from continuing operations attributable to controlling interest	89.4	40.1	66.4	38.0	(87.7)			(62.1)		1.8			85.9
Less: Preferred stock dividends and accretion	59.6	—	—	—	—			—		—			59.6

Net Income (loss) from continuing operations attributable to common and participating preferred stockholders	$29.8	$40.1	$66.4	$38.0	$(87.7)			$(62.1)		$1.8			$26.3

Income (loss) from continuing operations per common share attributable to controlling interest:
Basic	$0.15												0.13
Diluted	$0.15												0.13
Weighted-average common shares:
Basic	139.4												139.4
Diluted	139.8												139.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(Amounts in millions, except per share amounts)

(1)    CONFORMING INTERIM PERIODS

HHI

HGI’s fiscal year end is September 30 while HHI’s fiscal year ends on the Saturday nearest to December 31. In order for the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 to be comparable, we have derived the results of operations of HHI for the twelve-month period ended June 30, 2012 by combining the historical unaudited consolidated statement of operations for the six month period ended June 30, 2012 and the historical audited consolidated statement of operations for the year ended December 31, 2011 while subtracting the historical unaudited consolidated statement of operations for the six month period ended July 2, 2011.

	Historical
	Year Ended December 31, 2011	Six Months Ended June 30, 2012	Six Months Ended July 2, 2011	Twelve Months Ended June 30, 2012
Revenues:
Net sales	$975.0	$493.3	$490.9	$977.4

Operating costs and expenses:
Cost of goods sold	669.7	338.7	330.2	678.2
Selling, general and administrative expenses	215.5	103.4	111.1	207.8

	885.2	442.1	441.3	886.0

Operating income	89.8	51.2	49.6	91.4
Interest expense	(42.7)	(17.6)	(22.6)	(37.7)
Other income, net	1.6	0.8	0.9	1.5

Income from continuing operations before income taxes	48.7	34.4	27.9	55.2
Income tax expense	12.3	10.6	8.6	14.3

Income from continuing operations	$36.4	$23.8	$19.3	$40.9

The Joint Venture

HGI’s’s fiscal year end is September 30 while the Joint Venture’s fiscal year end is December 31. In order for the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 to be comparable, we have derived 74.5% of the results of operations of the Joint Venture for the year ended September 30, 2012 by combining 74.5% of the historical unaudited statement of revenues and direct expenses for the nine month period ended September, 30, 2012 and 74.5% of the historical audited statement of revenues and direct expenses for the year ended December 31, 2011 while subtracting the historical unaudited statement of revenues and direct expenses for the nine month period ended September 30, 2011.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

	Historical				HGI’s 74.5% Equity Interest
Revenues:	Year Ended December 31, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	Twelve Months Ended September 30, 2012	Twelve Months Ended September 30, 2012
Oil and natural gas revenues	$224.3	$118.9	$174.2	$169.0	$125.9

Direct operating expenses:
Oil and natural gas operating costs	56.5	33.7	41.0	49.2	36.7
Production and ad valorem taxes	19.7	14.3	16.1	17.9	13.3
Gathering and transportation	13.3	9.8	10.3	12.8	9.5

Total direct operating expenses	89.5	57.8	67.4	79.9	59.5

Excess of revenues over direct operating expenses	$134.8	$61.1	$106.8	$89.1	$66.4

(2)    BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of HGI, HHI and the statement of revenues and direct expenses for the Joint Venture. The HHI Acquisition is accounted for using the acquisition method of accounting. The Joint Venture has been accounted for using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the Joint Venture. Accordingly HGI will reflect 74.5% of the joint venture’s assets, liabilities, revenues and expenses in its financial statements which is equal to its economic interest in the joint venture.

Since separate historical financial statements in accordance with accounting principles generally accepted in the United States of America, or US GAAP, have never been prepared for the Joint Venture, certain indirect expenses, as further described in Note 10. Excluded Costs, were not allocated to the Joint Venture and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and would not be indicative of the performance of the properties on a stand-alone basis. Accordingly, these statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, and partners’ equity of the Joint Venture and are not indicative of the results of operations for the Joint Venture’s properties going forward.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(3)    HHI ACQUISITION

HGI will account for the transaction by recording the assets and liabilities of HHI as of the completion date of the acquisition at their respective fair values and conforming the accounting policies of HHI to those used by HGI. Pursuant to Accounting Standards Codification (“ASC”) 805, under the acquisition method, the total estimated purchase price (consideration transferred) will be measured at the closing date of the acquisition. In preparing these unaudited pro forma condensed combined financial statements, the assets and liabilities of HHI have been measured based on various preliminary estimates using assumptions that HGI management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield materially different results.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, HGI used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure”, which established a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, HGI may be required to value assets of HHI at fair value measures that do not reflect HGI’s intended use of those assets. Use of different estimates and judgments could yield different results.

The unaudited pro forma condensed combined financial statements as of and for the year ended September 30, 2012 gives effect to the acquisition of the HHI Business by HGI. For the period presented, the financial statements of HHI do not include the TLM Residential Business, the acquisition of which is subject to separate closing conditions in connection with a second closing. The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the transaction is accounted for under ASC 805. The acquisition of the HHI Business by HGI will be accounted for using the acquisition method of accounting. Accordingly, the consideration transferred in the acquisition by HHI, that is, the assets acquired and liabilities assumed, will be measured at their respective fair values with any excess reflected as goodwill. The unaudited pro forma condensed combined financial statements presented assume that the HHI Business will become a wholly owned subsidiary of Spectrum Brands.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented on a basis to reflect the acquisition as if it had occurred on such date. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2012 is presented on a basis to reflect the HHI acquisition as if it had occurred on October 1, 2011. Because of different fiscal period ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 combines HGI historical consolidated statement of operations for the year then ended with the HHI conforming statement of operations for the twelve months ended June 30, 2012. Refer to note 1 for conforming interim periods.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(4)    SIGNIFICANT ACCOUNTING POLICIES—HHI ACQUISITION

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies between HGI and HHI. Upon consummation of the acquisition, HGI will review the accounting policies of HHI to ensure conformity of such accounting policies to those of HGI and, as a result of that review, HGI may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on the combined financial statements. At this time, HGI is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

(5)    ESTIMATE OF CONSIDERATION EXPECTED TO BE TRANSFERRED—HHI ACQUISITION

The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the acquisition. The expected consideration for HHI is $1,300.0 in cash.

(6)	PRELIMINARY CONSIDERATION TRANSFERRED TO NET ASSETS ACQUIRED—HHI ACQUISITION

For the purposes of the unaudited pro forma condensed combined financial statements, and based on the estimated consideration expected to be transferred on an assumed acquisition date of September 30, 2012, HGI has estimated that the amounts recorded in accounting for the acquisition of HHI would be as follows:

Current assets	$414.2
Property, plant and equipment	96.4
Goodwill	648.4
Intangible assets	465.8
Other assets	7.5

Total assets acquired	1,632.3

Current liabilities	167.7
Other long-term liabilities	164.6

Total liabilities assumed	332.3

Total preliminary purchase price allocation	$1,300.0

(7)    HISTORICAL AND PRO FORMA ADJUSTMENTS—HHI ACQUISITION

(a)	HHI Historical Adjustments reflect the exclusion of certain assets, liabilities, equity and operations included within HHI’s financial statements that are not included in the acquisition.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(b)	The $152.5 net adjustment to cash is reflective of the following adjustments:

Cash Adjustment Calculation
New Term Loan Facility	$800.0
New Senior Notes	1,090.0
Deferred financing costs	(64.6)
Accrued interest paid	(2.7)
Cancellation of Old Term Loan Facility	(370.2)
Expected consideration for HHI acquisition	(1,300.0)

Pro forma adjustment	$152.5

(c)	To record HHI inventory at estimated fair value. Based on preliminary valuations, HGI estimates that as of July 1, 2012, the fair value of HHI inventory exceeds book value by approximately $41.6.

(d)	Adjustment reflects the revaluation of property, plant and equipment to estimated fair value.

(e)	Adjustment reflects the elimination of HHI historical goodwill in accordance with acquisition accounting, and the establishment of $648.4 for goodwill resulting from the transaction, based on a preliminary valuation of assets acquired and liabilities assumed.

(f)	To reverse HHI’s existing intangible assets and record identifiable intangible assets at the estimated fair value. Based on preliminary valuations, HGI currently estimates that the intangible assets of HHI will be increased by approximately $304.0.

As part of the acquisition, certain HHI intangible assets were identified and an estimated fair value was made based on preliminary information available. Specifically, the identifiable intangible assets consisted of customer relationships, HHI portfolio of trade names, proprietary technology and a license agreement. The $465.8 assigned fair value of intangible assets is based on a preliminary valuation. The identifiable assets were valued using historical metrics to the extent possible. In addition, other similar transactions were considered. Furthermore, the projected cash flows associated with each asset were considered over the life of the intangible assets when applicable, and discounted back to present value. The customer relationships and proprietary technology intangible assets are amortized, using the straight line method, over their estimated useful lives. Customer relationships were valued utilizing the multi-period excess earnings method. The relief-from-royalty method was used to value the proprietary technology and HHI portfolio of trade names.

The preliminary estimates of useful lives of the intangible assets subject to amortization that will be acquired are approximately as follows: 15 years for customer relationships, 10 years for proprietary technology and five years for a license agreement. The trade names are considered as indefinite-lived intangible assets and are not amortized. The preliminary estimates of the intangible assets that will be acquired are as follows: $75.0 for customer relationships, $44.0 for proprietary technology, $14.0 for a license agreement and $332.8 for trade names.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(g)	Adjustment reflects the write-off of unamortized deferred financing fees associated with the termination of Spectrum Brand’s Term Loan Facility maturing 2016 of $6.7. Deferred financing fees expected to be incurred in connection with the new bank facilities, as described in (h) below, to be obtained at the time of the acquisition transaction are estimated at $64.6. HGI estimates the annual amortization related to such deferred financing fees will approximate $8.0.

(h)	Adjustment reflects the cancellation of Spectrum Brand’s Term Loan Facility maturing 2016 as of September 30, 2012. As of September 30, 2012, the balance of Spectrum Brand’s Term Loan Facility maturing 2016 was $370.2.

(i)	Adjustment reflects new debt which will be obtained at the time of the acquisition transaction consisting of the following

New Term Loan Facility	$800.0
Senior Notes	1,090.0

Total outstanding of new debt	$1,890.0

(j)	Adjustment reflects the elimination of accrued interest of $2.7 associated with Spectrum Brands Term Loan Facility.

(k)	Deferred tax adjustments of $105.5 to reflect the tax effect of the pro forma adjustment related to acquired assets, assuming a 35% effective tax rate.

(l)	Adjustment reflects the elimination of historical equity of HHI and net impact of the pro forma adjustments associated with Spectrum Brands’ debt refinancing, net of non-controlling interest.

(m)	The adjustment reflects the net impact of the elimination of HHI’s non-controlling interests and the net impact of the Spectrum Brands’ debt refinancing.

(n)	HGI estimates cost of sales will increase by approximately $41.6 during the first inventory turn subsequent to the acquisition date due to the sale of HHI inventory that was subject to the estimated write-up in accounting for the acquisition. This cost has been excluded from the pro forma adjustments as this amount is considered non-recurring. See (b) above for further explanation on the estimated write-up of inventory.

(o)	Adjustment reflects decreased depreciation expense associated with the fair value of HHI property, plant and equipment of $0.5 for the twelve months ended June 30, 2012.

(p)	Adjustment reflects increased amortization expense associated with the fair value of HHI amortizing intangible assets of $12.2 for the twelve months ended June 30, 2012.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(q)	The transaction will result in substantial changes to HGI’s debt structure. The interest expense adjustments are estimated to result in a net increase to interest expense of approximately $87.0 for the related year to the year ended September 30, 2012. The adjustment consists of the following:

	Assumed Interest Rate	Year Ended September 30, 2012
New Term Loan Facility—USD ($700)	4.75%	$33.6
New Term Loan Facility—CAD ($100)	5.00%	5.1
New Senior Notes, due 2020 ($520)	6.38%	33.5
New Senior Notes, due 2022 ($570)	6.63%	38.2
Amortization of debt issuance costs	—	8.0

Total pro forma interest expense		118.4
Less: elimination of interest expense on retired debt		(31.4)

Pro forma adjustment		$87.0

An assumed increase or decrease of  1/8% in the interest rate of the New Term Loan Facility would impact total pro forma interest expense presented above by $1.0 for the fiscal year ended September 30, 2012.

(r)	As a result of Spectrum Brands’ and HHI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided, the only pro forma deferred income tax established was discussed in (k) above, and no income tax has been provided related to the acquisition adjustments that impacted pretax income as described above.

(s)	HGI estimates that expenses related to this transaction will be approximately $75.0. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete this transaction. In accordance with ASC 805, these fees are expensed as incurred. HGI has incurred $3.1 of transaction costs in its historical financial results for the period presented. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as these amounts are considered non-recurring.

(t)	Adjustment reflects (i) elimination of historic non-controlling interest in HHI’s income from continuing operations and (ii) recording of non-controlling interest in Spectrum Brands’ pro forma decrease in income from continuing operations resulting from the assumed HHI acquisition and related debt transactions using a non-controlling interest factor of 42.6%.

Stanley Black & Decker has certain termination rights under the Acquisition Agreement that, if exercised by Stanley Black & Decker (subject to the satisfaction of certain specific requirements in the Acquisition Agreement), may result in a reverse termination fee. The unaudited pro forma condensed combined financial statements have been prepared under the assumption that the acquisition will be completed and do not reflect any potential termination fees.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(8)    THE JOINT VENTURE

The joint venture will be formed through a series of integrated transactions between EXCO and HGI, resulting in the formation of the General Partner and the Partnership, which has been referred to in these pro forma financial statements as the “Joint Venture”. Under the terms of the respective agreements, the Joint Venture will acquire certain oil and gas assets from EXCO for approximately $725 of total consideration. The acquisition will be funded with approximately $225 of bank debt, $372.5 in cash contributed from HGI and $127.5 of EXCO’S retained interest in the joint venture. Immediately after the closing and the consummation of the transactions, the Partnership ownership will be 73.5% by HGI and 24.5% by EXCO and 2% by the General Partner. In addition, HGI and EXCO will each own a 50% member interest in the General Partner and each will have equal representation on the General Partner’s board of directors.

For accounting purposes, the series of transactions will be accounted for as if the General Partner directly acquired the oil and gas assets from EXCO due to the General Partner controlling the Partnership and neither member controlling the General Partner. Accordingly, the General Partner will apply the acquisition method of accounting due to the group of assets meeting the definition of a business and consequently will reflect the assets acquired and liabilities assumed at their respective fair values. These fair value measurements will also be reflected by the Partnership due to all of its outstanding voting securities being held by the General Partner.

HGI will account for the Joint Venture using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the Joint Venture. Accordingly, HGI will reflect 74.5% of the Joint Venture’s assets, liabilities, revenues and expenses in its financial statements, representing its economic interest in the Joint Venture.

(9)    PRO FORMA ADJUSTMENTS—JOINT VENTURE

(a)	Pro forma adjustment to reflect the $372.5 cash investment in the Joint Venture by HGI. HGI’s 74.5% economic interest related to this cash contribution is $277.5.

(b)	Pro forma adjustment to reflect the Joint Venture’s draw of $229.5 under the proposed $400.0 revolving credit facility pursuant to a Commitment Letter dated November 5, 2012 to HGI and EXCO from JP Morgan. The initial draw includes $229.5 that will be used to fund EXCO for its contribution to the Joint Venture and $4.5 to pay bank fees and expenses in connection with obtaining the revolving credit facility. HGI’s 74.5% economic interest in the net cash received is $167.6.

(c)	Pro forma adjustments to reflect the opening balance sheet of the Joint Venture. The transaction reflects the contribution by EXCO of their conventional oil and natural gas properties and related gathering assets located in East Texas/North Louisiana, or the Joint Venture’s Assets, in exchange for cash of $597.5 and a 25.5% equity interest (or an imputed investment of $127.5) in the Joint Venture. HGI’s 74.5% economic interest in the cash paid to EXCO is $445.1.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

The assets acquired and the liabilities assumed by the Joint Venture and HGI’s corresponding 74.5% economic interest in these assets and liabilities were estimated as follows:

	Joint Venture	HGI’s 74.5% Economic Interest
Oil and natural gas properties—proved	$685.2	$510.5
Oil and natural gas properties—unproved	44.8	33.4
Gas gathering, compression and treating facilities	29.9	22.3
Asset retirement obligations	(18.3)	(13.6)
Revenue suspense	(16.6)	(12.4)

	$725.0	$540.2

(d)	HGI has incurred $0.8 of transaction costs in its historical financial results for the periods presented. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as these amounts are considered non-recurring.

(e)	Pro forma adjustment to provide for 74.5% of depreciation, depletion and amortization for the twelve months ended September 30, 2012 based on 74.5% pro forma fair value attributable to the amortizable full cost pool and historical oil and natural gas production for such period as if the Joint Venture had occurred on October 1, 2011.

(f)	Pro forma adjustment to reflect 74.5% accretion of discount for the twelve months ended September 30, 2012 with respect to the asset retirement obligations attributable to the Joint Venture.

(g)	Pro forma adjustment to reflect 74.5% of general and administrative costs for the twelve months ended September 30, 2012 for estimated contractual reimbursements to EXCO pursuant to a proposed Administrative Services Agreement, or ASA, and other direct general and administrative expenses to the Joint Venture stipulated in the ASA.

(h)

Pro forma adjustment to reflect 74.5% of the interest expense for the twelve months ended September 30, 2012 as if the revolving credit facility and the initial borrowing under the facility had taken place on October 1, 2011 and was outstanding for the full twelve months, based on an interest rate of 2.45%. This amount includes 74.5% of amortization of deferred financing costs incurred in connection with revolving credit facility of $0.7. An increase or decrease of  1/8% in the assumed interest rate of the credit facility would impact 74.5% pro forma interest expense presented above by $0.5 for the fiscal year ended September 30, 2012.

(i)	The Joint Venture is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners, whether or not cash distributions are paid. As a result of HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided, no income tax (benefit)/expense has been provided related to the pro-forma Joint Venture adjustments that impacted pretax income.

(10)    EXCLUDED COSTS—SENIOR SECURED JOINT VENTURE

Prior to the formation of the Joint Venture, the Joint Venture’s properties were part of a much larger organization where indirect general and administrative expenses, interest, income taxes, and

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

other indirect expenses were not allocated to the Joint Venture’s properties and have therefore been excluded from the accompanying statements of revenues and direct operating expenses. In addition, such indirect expenses are not indicative of costs which would have been incurred by the Joint Venture’s properties on a stand-alone basis. Also, depreciation, depletion and amortization and accretion of discounts attributable to asset retirement obligations have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not necessarily be indicative of those expenses which would have been incurred based on the amounts to be allocated to the oil and gas properties in connection with the formation of the Joint Venture and contributions of assets and cash by the Joint Venture’s equity holders.

(11)    PRO FORMA ADJUSTMENTS—NOTES

(a)	HGI plans to refinance its existing Senior Secured Notes of $500 with new Senior Secured Notes of $650. Under the terms of the existing Senior Secured Notes, HGI may be redeem the Senior Secured Notes at 100% of the principal amount plus a Breakage Fee, plus accrued and unpaid interest. The breakage fees were calculated as $57.2. This amount has been excluded from the unaudited pro forma condensed combined statement of operations as such amount is considered non-recurring.

The $55.9 net adjustment to cash is reflective of the following adjustments:

Existing Senior Secured Notes	$(500.0)
Accrued Interest Paid	(19.9)
Breakage Fees Paid*	(57.2)
New Long Term Debt	650.0
Deferred Financing Costs	(17.0)

Pro Forma Adjustment	$55.9

*	The breakage fee has been calculated based on the transaction occurring on September 30, 2012. This amount will be reduced as the transaction date moves closer to May 15, 2013, which is a factor in determining this amount, as stipulated in the agreement.

(b)	Adjustment reflects the write-off of unamortized deferred financing fees associated with the extinguishment of the existing Senior Secured Notes of $11.6. Deferred financing fees expected to be incurred in connection with the new Senior Secured Notes are estimated at $17.0. HGI estimates the annual amortization related to such deferred financing fees will approximate $2.8.

(c)	Adjustment reflects $19.9 of accrued interest which is payable upon the extinguishment of the prior debt.

(d)	The pro forma impact on debt was $152.3, net of discounts, after the extinguishment of existing senior secured notes.

Issuance of New Senior Secured Notes—USD ($650)	$650.0
Extinguishment of Existing Senior Secured Notes—USD ($500)	(500.0)
Reversal of net discount on existing notes	2.3

Pro forma adjustment	$152.3

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(Amounts in millions, except per share amounts)

(e)	The expected reduction in the interest expense related to the issuance of the existing notes for the year ended September 30, 2012 was calculated as follows:

Estimated interest expense on New Senior Secured Notes	$52.0
Amortization of debt issuance costs	2.8

Total pro forma interest expense	54.8
Less: Elimination of historical interest expense	56.6

Pro forma reduction in interest expense	$(1.8)

An increase or decrease of  1/8% in the assumed interest rate would impact total pro forma interest expense by $0.8 for the fiscal year ended September 30, 2012.

(f)	The decrease in pro forma interest expense will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which valuation allowances have been provided.